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Exhibit 10.23

LIBERTY JUPITER, INC.
STOCKHOLDERS' AGREEMENT

        THIS STOCKHOLDERS' AGREEMENT (the "Agreement") is entered into this 24th day of April, 2000 (the "Effective Date"), by and among LIBERTY MEDIA CORPORATION, a Delaware corporation ("LMC"), Robert R. Bennett ("Bennett"), Miranda Curtis ("Curtis"), Graham Hollis ("Hollis"), Yasushige Nishimura ("Nishimura") and Liberty Jupiter, Inc., a Delaware corporation (the "Corporation"). Each of LMC, Curtis, Hollis, Nishimura and Bennett is referred to in this Agreement individually as a "Shareholder," and are referred to collectively in this Agreement as "Shareholders."

Recitals

        The Shareholders own all of the issued and outstanding Class A Shares, Class B Shares and Preferred Shares of the Corporation, as follows:

Shareholder	Class	Number of Shares	Percentage of Issued and Outstanding in Class
LMC	Preferred	115,000	100.0%
	Class B Common	3,200	100.0%
Bennett	Class A Common	180	22.5%
Curtis	Class A Common	320	40.0%
Hollis	Class A Common	200	25.0%
Nishimura	Class A Common	100	12.5%

        The parties to this Agreement desire to provide for certain conversion and repurchase rights and other matters relating to the relationship among them.

        In consideration of the mutual promises and covenants contained in this Agreement and intending to be legally bound, the parties agree as follows:

Agreement

        1.     Definitions. The following terms, when used in this Agreement, have the meanings set forth below:

          (a)   "Affiliate" means, with respect to any Person, any Person that directly or indirectly Controls, is Controlled by, or is under common Control with such Person, provided that Affiliates of LMC will not include AT&T or its Affiliates other than those entities that are included in the Liberty Media Group (as such term is defined in the certificate of incorporation of AT&T, as amended as of the Effective Date).

          (b)   "AT&T" means AT&T Corp., a New York corporation.

          (c)   "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado, are required or authorized to be closed.

          (d)   "Class A Shares" means Class A common stock, par value $.01 per share, of the Corporation and any security received in exchange or substitution for such stock.

          (e)   "Class B Shares" means Class B common stock, par value $.01 per share, of the Corporation and any security received in exchange or substitution for such stock.

          (f)    "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          (g)   "Conversion Notice" means a notice delivered to LMC or to an Investor pursuant to Section 3, specifying the number of Class A Shares the provider of such notice desires to convert to LMGA Shares.

          (h)   "Converted Shares" has the meaning specified in Section 3(e).

          (i)    "Effective Date" has the meaning specified in the preamble to this Agreement.

          (j)    "Investor" means each of Curtis, Hollis, Nishimura and Bennett.

          (k)   "LMGA Share" means a share of Class A Liberty Media Group Common Stock of AT&T and any security received in exchange or substitution for such a share.

          (l)    "Non-Vested Shares" has the meaning specified in Section 4(a) of this Agreement.

          (m)  "Person" means a human being or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

          (n)   "Preferred Shares" means shares of preferred stock, $.01 par value per share, of the Corporation and any security received in exchange or substitution of such stock.

          (o)   "Transfer" means a sale, exchange, assignment, pledge, grant of a security interest, or other disposition (whether voluntary, involuntary or by operation of law).

        2.     Share Transfer Restrictions. No Investor will directly or indirectly Transfer or agree to Transfer any Class A Shares except (a) by a Transfer of Class A Shares to LMC for purposes of converting such Class A Shares to LMGA Shares in accordance with Section 3 below, (b) with the prior written consent of LMC, (c) (i) to a trust or similar arrangement established primarily for the benefit of such Investor or such Investor's immediate family members, (ii) to the spouse and lineal descendants of such Investor (including an executor, administrator or personal representative of a deceased Investor for the benefit of such Person), or (iii) to a Person that is Controlled by the Transferring Investor and that continues to be Controlled by the Transferring Investor at all times while it owns any Class A Shares, so long as any such Transfer does not subject LMC or the Corporation to any additional legal requirements or restrictions or to any liability or obligation, or (d) to LMC or the Corporation as provided in Section 4 below.

        3.     Conversion of Class A Shares. LMC and each Investor will have the right to require conversion of Class A Shares into LMGA Shares in accordance with the following provisions:

          (a)   LMC Conversion Right. Beginning on the Effective Date, LMC will have the right, exercisable by delivery of a Conversion Notice to an Investor, to require the conversion of all or any part of the Class A Shares held by such Investor into a number of LMGA Shares having a Fair Market Value equivalent to the Fair Market Value of the number of Class A Shares being converted. If LMC exercises its right under this Section 3(a) to require the conversion of Class A Shares held by an Investor, LMC will use commercially reasonable efforts to cause such conversion to be accomplished without the imposition of tax liability on the Investor whose Class A Shares are converted.

          (b)   Investor Conversion Right. Beginning on the fifth anniversary of the Effective Date, each Investor will have the right, exercisable by delivery of a Conversion Notice to LMC, to require the conversion of all of the Class A Shares held by such Investor into a number of LMGA Shares having a Fair Market Value equivalent to the Fair Market Value of the number of Class A Shares being converted.

          (c)   Conversion Notice Date. The date on which any Conversion Notice pursuant to Section 3(a) or (b) is delivered is the "Conversion Notice Date."

          (d)   Fair Market Value of LMGA Shares. For purposes of this Section 3, the Fair Market Value of an LMGA Share will be equal to the last reported sales price of an LMGA Share on the last trading day immediately preceding the Conversion Notice Date, as reported by the principal U. S. securities exchange on which LMGA Shares are traded or, if LMGA Shares are then traded in the over-the-counter market, as reported by NASDAQ or any recognized successor organization.

          (e)   Fair Market Value of Class A Shares. For purposes of this Section 3, the Fair Market Value of Class A Shares being converted pursuant to this Section 3 ("Converted Shares") will be determined by agreement between LMC and the Investor whose Class A Shares are being converted. If LMC and such Investor cannot agree on the Fair Market Value of the Converted Shares within thirty (30) days following the Conversion Notice Date, the Fair Market Value of the Converted Shares will be determined by a qualified independent appraiser jointly appointed by LMC and the Investor or, if they are unable to agree on an appraiser within thirty-five (35) days following the Conversion Notice Date, each of LMC and the Investor will appoint a qualified independent appraiser to determine the Fair Market Value of the Converted Shares as of the Conversion Notice Date. If the Fair Market Value of the Converted Shares as determined by the appraisal indicating the lower value is at least 90% of the Fair Market Value of the Converted Shares as determined by the appraisal indicating the higher value, the Fair Market Value of the Converted Shares will be deemed to be the average of the two values. If the Fair Market Value of the Converted Shares as determined by the appraisal indicating the lower value is less than 90% of the Fair Market Value of the Converted Shares as determined by the appraisal indicating the higher value, the two appraisers performing such valuations will appoint a third appraiser, whose determination of Fair Market Value will control. LMC will bear the cost of any appraiser appointed by it. The Investor will bear the cost of any appraiser appointed by the Investor. Each of LMC and the Investor will bear one-half of the cost of any appraiser appointed jointly by LMC and the Investor or by the appraisers appointed respectively by LMC and the Investor. Notwithstanding the foregoing, if a determination of Fair Market Value of Converted Shares has been made by independent appraisal under this Section 3(e) within thirty (30) days preceding the Conversion Notice Date, then the result of such appraisal process will determine the Fair Market Value of Converted Shares if LMC and the Investor are unable to agree on Fair Market Value within thirty (30) days following the Conversion Notice Date.

          (f)    Representations of Investors Upon Conversion. Immediately prior to any conversion of such Investor's Class A Shares to LMGA Shares and as a condition to such conversion, the applicable Investor will provide to LMC such written representations, warranties and opinions of counsel as are reasonably deemed necessary by LMC to establish compliance with applicable securities laws and regulations.

          (g)   Delivery of Shares. LMC will deliver LMGA Shares to the Investor, and the Investor will deliver Class A Shares to LMC at a time and place mutually agreeable to Investor and LMC, provided however, if LMC and Investor are unable to agree as to such time and place, the closing will occur at the offices of LMC on the later of (i) ten (10) Business Days following the Conversion Notice Date or, if a determination of the Fair Market Value of the Class A Shares is necessary pursuant to this Section 3, ten (10) Business Days following the completion of such determination.

        4.     Repurchase of Class A Shares or LMGA Shares.

          (a)   Repurchase Right. Upon the termination of an Investor's employment with (or, in the case of Nishimura, termination of his provision of consulting services to) LMC or any Affiliate of LMC (i) by LMC or its Affiliate for any reason, or (ii) by the Investor for any reason, the Corporation (or if such Investor has converted any of his or her Class A Shares to LMGA Shares, LMC as to any Non-Vested Shares that are LMGA Shares) will have the right (but not the obligation) to purchase from the Investor any or all of that number of Class A Shares and/or LMGA Shares held by such Investor that is equal to the number of Class A Shares owned by the Investor on the Effective Date (adjusted as provided in Section 4(b) below), multiplied by the Applicable Percentage (the "Non-Vested Shares"). The Applicable Percentage will be the percentage specified below for the date of such termination (the "Termination Date"):

Termination Date	Applicable Percentage
On or prior the second anniversary of the Effective Date	100%
On or prior to the third anniversary of the Effective Date	75%
On or prior to the fourth anniversary of the Effective Date	50%
On or prior to the fifth anniversary of the Effective Date	25%
After the fifth anniversary of the Effective Date	0%

If, at the Termination Date, an Investor holds both Class A Shares and LMGA Shares that are Converted Shares, such Investor's Non-Vested Shares will consist of a proportionate number of each type of shares held by such Investor. The Corporation or LMC, as the case may be, may exercise the repurchase right provided under this Section 4(a) by delivering a notice ("Exercise Notice") to the Investor within ninety (90) days after the Termination Date. The purchase price for such Non-Vested Shares will be an amount equal to the sum of (x) $1,000 multiplied by the number of Non-Vested Shares so purchased (the "Base Amount"), adjusted as provided in Section 4(b) below, plus (y) 6% per annum from the Effective Date to the Termination Date (compounded annually) on the Base Amount. If LMC and/or the Corporation does not deliver an Exercise Notice under this Section 4(a) within the time permitted, LMC and/or the Corporation, as applicable, will be deemed to have elected not to exercise its repurchase right under this Section 4(a). If LMC and/or the Corporation elects to exercise its repurchase right under this Section 4(a), the Investor will be obligated to Transfer to LMC or the Corporation, as applicable, free and clear of any lien, claim or encumbrance, such Non-Vested Shares as to which the repurchase right has been exercised against payment of the purchase price therefor. The closing of any purchase and sale pursuant to this Section 4 will occur at a time and place mutually agreeable to Investor and LMC, provided however, if LMC and Investor are unable to agree as to such time and place, the closing will occur on a Business Day at the offices of LMC not earlier than ten (10) nor later than fifteen (15) days following the delivery of the Exercise Notice to the Investor by LMC and/or the Corporation.

          (b)   Adjustment. Both the number of Class A Shares used in determining the number of Non-Vested Shares held by an Investor and the $1,000 figure used in computing the Base Amount under Section 4(a) above will be appropriately adjusted to reflect any stock dividend, stock split, reverse stock split, merger, consolidation, recapitalization, reclassification or other similar transaction affecting the Class A Shares.

        5.     Death; Permanent Disability. Notwithstanding any other provision of this Agreement, if an Investor dies or becomes Permanently Disabled, all Class A Shares owned by such Investor immediately will become convertible into LMGA Shares at the election of such Investor or, in the case of a deceased Investor, by his or her personal representative, and none of such Class A Shares or LMGA Shares will be Non-Vested Shares for purposes of Section 4. For purposes of this Section 5, an Investor will be considered Permanently Disabled if he or she has been unable to substantially fulfill his or her employment or consulting duties with LMC or its Affiliate on a continuous basis for a period of 180 days, as evidenced by certificates executed and delivered to the Corporation by two medical doctors licensed to practice medicine in the state in which the Permanently Disabled Investor resides.

        6.     Additional Funding. If the Corporation is or becomes obligated to contribute additional capital to Jupiter Telecommunications Co., Ltd., LMC covenants and agrees that it will make available to the Corporation up to $10,000,000 to make such additional contribution. At the election of LMC, such funds will be provided to the Corporation through (a) a contribution in exchange for the issuance of additional Preferred Shares, (b) a loan to the Corporation, which loan will be evidenced by a promissory note bearing a market rate of interest and having a term not in excess of three years, or (c) some combination of the foregoing.

        7.     Endorsements on Stock Certificates. All certificates representing the Class A Shares will be endorsed with the following legends:

    "THE STOCK REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED OR PLEDGED ONLY IN ACCORDANCE WITH THE TERMS OF A STOCKHOLDERS' AGREEMENT AMONG THE CORPORATION, ITS STOCKHOLDERS AND LIBERTY MEDIA CORPORATION DATED APRIL 24, 2000, A COPY OF WHICH IS ON FILE WITH THE CORPORATION, AND ANY ATTEMPTED TRANSFER OR PLEDGE IN VIOLATION OF THE TERMS OF SUCH AGREEMENT IS NULL AND VOID. SUCH AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE CORPORATION DURING NORMAL BUSINESS HOURS.

    THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN

    PURCHASED FOR INVESTMENT PURPOSES. THEY MAY NOT BE OFFERED OR SOLD UNLESS SUBSEQUENTLY REGISTERED UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR UNLESS EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF ARE AVAILABLE FOR THE TRANSACTION, AS ESTABLISHED TO THE SATISFACTION OF THE COMPANY, BY OPINION OF COUNSEL OR OTHERWISE."

        8.     Miscellaneous.

          (a)   Notices. All notices and other communications given hereunder shall be in writing and shall be addressed as follows:

    If to LMC:

      Liberty Media Corporation
      9197 South Peoria Street
      Englewood, CO 80112
      Attn: Charles Y. Tanabe, Esq.
      Telecopy: 720-875-5382

    If to the Corporation:

      Liberty Jupiter, Inc.
      9197 South Peoria Street
      Englewood, CO 80112
      Attn: Charles Y. Tanabe, Esq.
      Telecopy: 720-875-5382

    If to an Investor, at the address specified for such Investor on Schedule 8(a) of this Agreement

Any notice given in accordance with this Section 8(a) will be deemed to have been given (a) on the date of receipt if personally delivered, (b) five (5) days after being sent by U.S. mail, postage prepaid, (c) the date of receipt, if sent by registered or certified U.S. mail, postage prepaid, (d) one (1) Business Day after receipt, if sent by confirmed facsimile or telecopier transmission or (e) one (1) Business Day after having been sent by a nationally recognized overnight courier service. In computing time periods, the day of the notice will be included.

          (b)   Binding Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and may not be modified except by a writing executed by all parties hereto, and no waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the party against whom such waiver is sought to be enforced, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

          (c)   Governing Law. The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the internal laws of the State of Colorado. Each party hereby irrevocably submits to the general jurisdiction of the state and federal courts located in the State of Colorado in any action to interpret or enforce this Agreement, and irrevocably waives any objection to jurisdiction such Investor may have based on inconvenience of the forum.

          (d)   Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision of this Agreement.

          (d)   Interpretation; Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be a part of this Agreement or to affect its interpretation. Whenever the context may require, any pronouns used herein will include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns will include the plural and vice versa.

          (e)   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

* * * * *

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands, by and through their duly authorized signatories, as of the day and year first above written.

LIBERTY MEDIA CORPORATION
	By:	/s/ CHARLES Y. TANABE
Name:
Charles Y. Tanabe
Title:
Senior Vice President
Robert R. Bennett	/s/ ROBERT R. BENNETT
Miranda Curtis	/s/ MIRANDA CURTIS
Graham Hollis	/s/ GRAHAM HOLLIS
Yasushige Nishimura	/s/ YASUSHIGE NISHIMURA
LIBERTY JUPITER, INC.
	By:	/s/ CHARLES Y. TANABE
Name:
Charles Y. Tanabe
Title:
Senior Vice President

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LIBERTY JUPITER, INC. STOCKHOLDERS' AGREEMENT